Exhibit 10.1

CBRE 401(k) PLAN

As Amended and Restated,

effective January 1, 2011

i

TABLE OF CONTENTS (continued)

ii

TABLE OF CONTENTS (continued)

iii

CBRE 401(k) PLAN

(As Amended and Restated Effective January 1, 2011)

The CBRE 401(k) Plan is hereby amended and restated effective January 1, 2011. The amendment includes a change in the name of the Plan from CB Richard Ellis 401(k) Plan to CBRE 401(k) Plan. The Plan is intended to qualify under Sections 401(a) and 401(k) of the Code. The Plan is subject to amendment or termination at any time as provided in Articles XII and XIII.

ARTICLE I

DEFINITIONS

“Account” means the records maintained by the Committee to determine the value of each Participant’s interest in the assets of the Plan and may refer to the Participant’s Deferral Account, Matching Contribution Account, Rollover Account, or Voluntary Contribution Account, singularly or in any appropriate combination. All references to an Account of a Participant shall include any subaccount established pursuant to Section 5.1.

“Actual Contribution Percentage” means the average ratio determined under Section 4.11(b).

“Actual Deferral Percentage” means the average ratio determined under Section 4.5(b).

“Affiliated Company” means:

(a) any member of a controlled group of corporations (within the meaning of Section 414(b) of the Code, modified, for purposes of Section 5.3, by Section 415(h) of the Code) of which the Company is a member,

(b) any trade or business (whether or not incorporated) under common control with the Company (within the meaning of Section 414 (c) of the Code, modified, for purposes of Section 5.3, by Section 415(h) of the Code), or

(c) any member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member.

“Affiliated Group” means the Company and the Affiliated Companies.

“Aggregate 401(k) Contributions” means, for any Plan Year, the sum of the following: (i) the Participant’s Deferrals for the Plan Year; (ii) the Matching Contribution allocated to the Participant’s Accounts as of a date within the Plan Year, to the extent that such Matching Contributions are aggregated with Deferrals pursuant to Section 4.8; and (iii) the Qualified Non-Elective Contributions allocated to the Participant’s Account as of a date within the Plan Year pursuant to Section 4.9.

“Aggregate 401(m) Contributions” means, for any Plan Year, the sum of the following: (i) the Participant’s Matching Contributions for the Plan Year; (ii) the Participant’s Deferrals for the Plan Year, to the extent that such Deferrals are aggregated with Voluntary Contributions and

Matching Contributions pursuant to Section 4.14; and (iii) the Qualified Non-Elective Contributions allocated to the Participant’s Accounts as of a date within the Plan Year, to the extent that such Qualified Non-Elective Contributions are aggregated with Matching Contributions pursuant to Section 4.15.

“Alternate Payee” means any DOMA Spouse, former DOMA Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

“Applicant” has the meaning set forth in Section 10.12(a).

“Beneficiary” means the one or more persons or entities entitled to receive distribution of a Participant’s interest in the Plan in the event of his or her death, in accordance with the provisions of Article VII.

“Board” means the Board of Directors of the Company.

“CBRE Stock” means common shares of CBRE Group, Inc.

“CBRE Stock Fund” means the fund described in Article XV.

“Claimant” has the meaning set forth in Section 10.12(b).

“Claims Coordinator” has the meaning set forth in Section 10.12(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Administrative Committee appointed and acting pursuant to the provisions of Article X.

“Company” means CBRE Services, Inc., a Delaware corporation. The term “Company” shall also include any successor employer if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan and become a party to the Trust Agreement.

“Compensation” means all pay received by an Employee from a Participating Company while a Participant, including salary, overtime, shift differential, bonuses, performance awards, commissions, and elective deferrals under Sections 125, 132(f) and 401(k) of the Code, and excluding (even if includable in gross income) the following items:

(a) reimbursements or other expense allowances,

(b) fringe benefits (cash and non-cash),

(c) moving expenses,

(d) stock option remuneration,

(e) deferred compensation (when deferred and when received),

(f) welfare benefits (including severance payments),

(g) pay received after severance from employment, other than salary continuation payments to Participants who are performing qualified military service or to Participants who are permanently and totally disabled, to the extent permitted by Treas. Reg. Section 1.415(c)-2(e)(4), and

(h) any item that does not constitute compensation for purposes of Section 5.3 of the Plan and Section 415 of the Code.

“Compensation” also includes Earned Income, subject to the adjustments described in the preceding paragraph.”

“Deferral” means the portion of a Participant’s Compensation which he or she elects to defer so that such amount may be contributed to this Plan as a Participating Company contribution pursuant to the first paragraph of Section 4.1.

“Deferral Account” means the Account established under Section 5.1 for each Participant, the balance of which is attributable to (i) the Participant’s Deferrals, (ii) Qualified Non-Elective Contributions allocated to the Participant’s Account pursuant to Section 4.9, and (iii) earnings and losses of the Trust Fund with respect to such Deferrals and Qualified Non-Elective Contributions.

“Defined Benefit Plan” means a Qualified Plan other than a Defined Contribution Plan.

“Defined Contribution Plan” means a Qualified Plan which provides individual participant accounts for contributions, forfeitures and gains or losses thereon, as contemplated by Section 414(i) of the Code.

“Determination Date” means for any Plan Year, the last day of the preceding Plan Year.

“Directed Account” means an Account, the investment of which is subject to Participant direction under Section 5.7.

“Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee or a payment to the Plan described in Section 3.1(a)(i).

“Disability” means a physical or mental condition which totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Affiliated Group. The determination of Disability shall be made by the Committee in its complete discretion after it has received such medical advice as it deems, in its complete discretion, appropriate and competent.

“Distributee” means the person to whom benefits are payable pursuant to the Plan.

“DOMA Spouse” has the meaning set forth in the Defense of Marriage Act of 1996, (P.L. 104-199), as amended. (As of January 1, 2011, this definition is a person of the opposite sex who is a husband or wife.)

“Earned Income” means earned income as defined in Section 401(c)(2) of the Code of an Employee/Owner from CBRE Clarion Securities, LLC or CBRE Clarion Real Estate Securities, LLC.

“Eligible Employee” means any Employee who is employed by a Participating Company and who is not:

(a) a nonresident alien who receives no earned income (within the meaning of Section 911(b) of the Code) from the Company or an Affiliated Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

(b) included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Company or an Affiliated Company, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Company or Affiliated Company;

(c) a Leased Employee or an independent contractor, even if such Leased Employee or independent contractor is subsequently determined to be a common law employee;

(d) in the service of the armed forces of the United States;

(e) covered by a Qualified Plan (other than this Plan) maintained by the Company or an Affiliated Company; or

(f) a qualified real estate agent (QREA) having the status of an independent contractor under Section 3508 of the Code.

An Employee who is not treated as employed by a Participating Company for employment tax purposes cannot be an Eligible Employee until the first payroll period in which such Employee’s current compensation is processed as wages paid by a Participating Company subject to income tax withholding and related payroll taxes.

“Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), a qualified trust described in Section 401(a) of the Code, an annuity plan described in Section 403(a) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code (provided such eligible deferred compensation plan agrees to separately account for amounts rolled over from the Plan), an annuity contract described in Section 403(b) of the Code, or a Roth IRA described in Section 408A(b) of the Code.

“Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; hardship withdrawals from Deferral Accounts; and any distribution to the extent such distribution is required under Section 401(a)(9) of the Code.

“Employee” means any person who is: (i) employed by a member of the Affiliated Group if the relationship between the member of the Affiliated Group and such person is, for federal income tax purposes, the legal relationship of employer and employee, (ii) a Leased Employee, or (iii) an Employee/Owner.

“Employee/Owner” means an employee of CBRE Clarion Securities, LLC who is also a member of CBRE Clarion Securities, LLC and therefore is treated as a partner for federal income tax purposes, with compensation reported on Form K-1.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Aggregate Contributions” means the amount by which the Aggregate 401(m) Contributions of Highly Compensated Employees are reduced pursuant to Sections 4.12 and 4.13.

“Excess Contributions” means the amount by which the Aggregate 401(k) Contributions of Highly Compensated Employees are reduced pursuant to Sections 4.6 and 4.7.

“Excess Deferrals” means the amount of a Participant’s Deferrals and other elective deferrals (within the meaning of Section 402(g)(3) of the Code) that exceed the limits set forth in Section 4.4.

“Highly Compensated Employee” means:

(a) Any Employee who (i) was a 5% owner of the Company or any Affiliated Company at any time during the Plan Year or the preceding Plan Year; or (ii) for the preceding Plan Year, had compensation from the Company or any Affiliated Company in excess of the amount specified in Section 414(q) of the Code (as adjusted pursuant to Section 415(d) of the Code) and for the preceding Plan Year was a member of the “top-paid group” for such year; and

(b) Any former Employee who separated from service (or was deemed to have separated) prior to the current Plan Year, who performs no services for the Company or any Affiliated Company during the current Plan Year, and who met the description in subparagraph (a) above for the year of his or her separation or any year after he or she attained age 55.

The “top-paid group” for a Plan Year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(5) of the Code and the regulations thereunder. For purposes of this definition of “Highly Compensated Employee,” “compensation” means compensation within the meaning of Section 415(c)(3) of the Code, including amounts described in Section 415(c)(3)(D) of the Code.

“Hour of Service” means:

(a) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, for the performance of services by the Company, by an Affiliated

Company or, to the extent required by Section 414(a)(2) of the Code and the regulations thereunder, by a predecessor employer. Hours of Service under this subsection will be credited to the Employee for the Plan Year in which the services are performed.

(b) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliated Company on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Company or Affiliated Company has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay. Hours of Service under this subsection will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference.

(c) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, for an amount as back pay (without regard to mitigation of damages) either awarded or agreed to by the Company or an Affiliated Company. Hours of Service under this subparagraph will be credited to the Employee for the Plan Year or Plan Years to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made.

(d) Each hour credited on the basis of applicable regulations under ERISA for unpaid periods of absence for service in the armed forces of the United States or the Public Health Service of the United States as a result of which such Employee’s reemployment rights are guaranteed by law, provided that the Employee returns to employment with the Company or any Affiliated Company within the time such rights are guaranteed.

(e) If the Company or an Affiliated Company maintains a Qualified Plan of a predecessor employer, each hour credited by such predecessor employer to the extent required by Section 414(a) of the Code.

(f) Solely for purposes of preventing a One Year Break in Service, each hour credited in accordance with Sections 410(a)(5)(E) and 411(a)(6)(E) of the Code for unpaid periods during which an Employee is absent from work by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, provided that the Employee furnishes timely information to establish that the absence from work is for one of the aforementioned reasons, and the number of days for which there was such an absence. The Hours of Service created under this subsection shall be credited in the Plan Year in which the absence begins only if necessary to prevent a One Year Break in Service in that period, and in all other cases, in the immediately succeeding Plan Year.

Notwithstanding the foregoing: (i) no more than 501 Hours of Service shall be credited to an Employee under subparagraph (b), (c) or (f) on account of any single continuous period of time during which no services are performed; (ii) an hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Company or an Affiliated Company on account of a period during which no services are performed shall not constitute an Hour of Service hereunder if such compensation is paid or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation or disability insurance laws; (iii) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; and (iv) the same Hour of Service shall not be credited to an Employee both under paragraph (a) or (b) and under paragraph (c).

Each Employee whose compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piecework Employees) and whose hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act) shall be credited with 10 Hours of Service daily, 45 Hours of Service weekly, 95 Hours of Service semimonthly or 190 Hours of Service monthly, if his or her compensation is determined on a daily, weekly, semimonthly or monthly basis, respectively, for each such period in which the Employee would be credited with at least one Hour of Service pursuant to this Section. In addition, in lieu of counting Hours of Service for Employees whose compensation is determined on the basis of certain amounts for each hour worked or whose hours are required to be counted and recorded by federal law, the Committee may apply one of the foregoing equivalencies for purposes of crediting such Employees with Hours of Service under this Section.

The following services shall be taken into account in computing Hours of Service for all purposes of this Plan:

(a) Services performed by Employees for an Affiliated Company prior to the date as of which such Affiliated Company became an Affiliated Company, unless otherwise provided in the relevant acquisition or transition agreement or by the Committee,

(b) Services performed for a unit, division or company by Employees who were employed by that unit, division or company prior to the date as of which the assets of that unit, division or company were acquired by the Company or an Affiliated Company, unless otherwise provided in the relevant acquisition or transition agreement or by the Committee, and

(c) Services performed for a prior employer to the extent provided in the relevant acquisition or transition agreement and approved by the Committee as coming within the requirements of Treas. Reg. Section 1.401(a)(4)-11(d).

The Committee shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations including without limitation Department of Labor Regulation Section 2530.200b-2(b) and (c).

“Key Employee” means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(a) an officer of the Company or any Affiliated Company, if such individual’s Section 415 Compensation exceeds $130,000 (as adjusted under Section 416(i)(1) of the Code),

(b) a 5% owner of the Company or any Affiliated Company, or

(c) a 1% owner of the Company or any Affiliated Company who has an annual Section 415 Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

“Leased Employee” is defined in Section 414(n)(2) of the Code as an individual, not otherwise an Employee, who, pursuant to an agreement between the Company or an Affiliated Company and a leasing organization, has performed, on a substantially full-time basis, for a period of at least 12 months, services under the primary direction or control of the Company or an Affiliated Company. Such individual shall not be treated as a Leased Employee if (i) he or she is covered by a money purchase pension plan maintained by the leasing organization and providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, (2) immediate participation (unless the individual’s compensation from the leasing organization was less than $1,000 for each plan year during the 4-year period ending with the Plan Year), and (3) full and immediate vesting; and (ii) the total of such individuals do not constitute more than 20% of the “nonhighly compensated workforce” (as defined in Section 414(n)(5)(C)(ii) of the Code) of the Company and all Affiliated Companies.

“Matching Contributions” means the Participating Company contributions made on behalf of a Participant pursuant to Section 4.2.

“Matching Contribution Account” means the Account established under Section 5.1 for each Participant, the balance of which is attributable to (i) Matching Contributions made pursuant to Section 4.2, (ii) forfeitures, (iii) Qualified Non-Elective Contributions allocated to the Participant’s Account pursuant to Section 4.15, and (iv) earnings and losses of the Trust Fund with respect to such contributions and forfeitures.

“Minimum Allocation” means the Minimum Allocation described in Section 9.2.

“Nonhighly Compensated Employee” for any Plan Year means any Employee who is not a Highly Compensated Employee.

“One Year Break in Service” means a Plan Year in which the Participant fails to complete at least 500 Hours of Service.

“Participant” means an Employee or former Employee who has met the applicable eligibility requirements of Article II and who has not yet received a distribution of the entire amount of his or her vested interest in the Plan. A Participant also includes an individual who was a participant in a plan that has merged into the Plan and who has not yet received a distribution of the entire amount of his or her vested interest in the Plan.

“Participating Company” means the Company or any Affiliated Company that has adopted the Plan with the approval of the Company, excluding any organizational unit of the Company or Affiliated Company that is designated as a nonparticipating unit. For this purpose the term “organizational unit” shall include, without limitation, any division, department or office of the Company or Affiliated Company.

“Permissive Aggregation Group” means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of the Company or any Affiliated Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code (including simplified employee pension plans).

“Plan” means the CBRE 401(k) Plan set forth herein, as amended from time to time.

“Plan Year” means the period with respect to which the records of the Plan are maintained, which shall be the calendar year.

“Present Value” means present value based only on the interest and mortality rates specified in a Defined Benefit Plan for purposes of the calculation of the Top-Heavy Ratio.

“QDRO” means a qualified domestic relations order, which is a judgment, decree or order made pursuant to a state domestic relations law which relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee, creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and meets the following additional requirements:

(a) Such judgment, decree or order clearly specifies:

(i) The name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order,

(ii) The amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

(iii) The number of payments or period to which such order applies, and

(iv) Each plan to which such order applies; and

(b) Such judgment, decree or order does not require:

(i) The provision of any type or form of benefit, or any option, not otherwise provided under the Plan,

(ii) The provision of increased benefits, (determined on the basis of actuarial value), and

(iii) The payment of benefits to an Alternate Payee which are required to be paid to another alternate payee under another order previously determined to be a QDRO.

“QREA” means a qualified real estate agent as defined in Section 3508(b)(1) of the Code.

“Qualified Non-Elective Contribution” means the contribution made under Section 4.9.

“Qualified Plan” means an employee benefit plan that is qualified under Section 401(a) of the Code.

“Quarterly Statement” means the statement of a Participant’s Accounts referred to in Section 5.6.

“Required Aggregation Group” consists of (i) each Qualified Plan (including simplified employee pension plans) of the Company or any Affiliated Company in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of the Company or any Affiliated Company which enables a Qualified Plan described in clause (i) to meet the requirement of Sections 401(a)(4) or 410 of the Code.

“Rollover Account” means the Account established under Section 5.1 for a Participant, the balance of which is attributable to the Participant’s rollover contributions and certain transfer contributions under Section 3.1 and earnings and losses of the Trust Fund attributable to such contributions.

“Section 414(s) Compensation” means remuneration received by an Employee from the Affiliated Group while a Participant, as determined under one of the following subparagraphs (a) through (g), and otherwise determined in accordance with the rules of this definition:

(a) Compensation as defined in Treas. Reg. Section 1.415-2(d)(2) and (d)(3) or any successor thereto.

(i) Such compensation includes:

(A) The Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Affiliated Group to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salespeople, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.62-2(c)). Such wages include foreign earned income, whether or not excludable from gross income under Section 911 of the Code, and such wages are determined without regard to the exclusions from gross income under Sections 931 and 933 of the Code;

(B) Amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

(C) Amounts paid or reimbursed by the Affiliated Group for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code or excludable by the Employee under Section 132 of the Code;

(D) The value of a non-qualified stock option granted to an Employee by the Affiliated Group, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(E) The amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code; and

(F) Amounts received by the Employee pursuant to an unfunded deferred compensation plan, in the Plan Year in which includable in the Employee’s gross income.

(ii) Such compensation does not include:

(A) (1) Contributions made by the Affiliated Group to a plan of deferred compensation to the extent that, before the application of Section 415 of the Code limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed; and (2) employer contributions made on behalf of an Employee to a simplified employee pension described in Section 408(k) of the Code for the taxable year in which contributed;

(B) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (in accordance with Section 83 of the Code and the regulations thereunder);

(C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(D) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by a member of the Affiliated Group (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

(b) Compensation as defined in Treas. Reg. Section 1.415-2 (d) (10) or any successor thereto (such compensation includes the items described in subsection (a)(i)(A) above and excludes, to the extent otherwise applicable, those items described in subsections (a)(i)(F) and (a)(ii) above).

(c) “Wages” within the meaning of Section 3401(a) of the Code and all other payments of compensation to an Employee by a member of the Affiliated Group (in the course of such employer’s trade or business) for which such employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3), and 6052 of the Code, but determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). (This option is “wages” as reflected on the taxable federal wages box of the Form W-2 (or the aggregate of same for an Employee receiving more than one Form W-2 for a taxable year from the Affiliated Group) of the Employee.)

(d) “Wages” as defined in Section 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

(e) Any of the definitions set forth in subparagraphs (a), (b), (c) and (d) above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; provided that the definition of Section 414(s) Compensation set forth in subsection (d) may be reduced by moving expenses only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Section 217 of the Code;

(f) Any of the definitions set forth in subsections (a), (b), (c), (d) and (e) above, modified to include any elective contributions made by a member of the Affiliated Group on behalf of the Employee that are described in Section 415(c)(3)(D) of the Code; or

(g) Notwithstanding the preceding provisions of this definition, “Section 414(s) Compensation” of an Employee/Owner shall be equal to Earned Income instead of any of the definitions set forth in subparagraphs (a), (b), (c) and (d) above, subject to possible adjustment under subparagraphs (e) or (f) above.

(h) Any reasonable definition of compensation that does not by design favor Highly Compensated Employees and that satisfies the nondiscrimination requirement set forth in Treas. Reg. Section 1.414(s)-1(d)(2) or the successor thereto.

Any definition of Section 414(s) Compensation shall be used consistently to define the compensation of all Employees taken into account in satisfying the requirements of an applicable provision for the relevant determination period.

The annual Section 414(s) Compensation of each Participant shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code ($245,000 for 2011 and $250,000 for 2012). Annual Section 414(s) Compensation means Section 414(s) Compensation during the Plan Year or such other consecutive 12-month period over which compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Section 414(s) Compensation for the determination period that begins with or within such calendar year.

“Section 415 Compensation” means “participant’s compensation” as defined in Section 415(c)(3) of the Code.

“Severance” means an Employee’s voluntary or involuntary severance from employment (within the meaning of Section 401(k)(2)(B)(i)(I) of the Code) with the Company and all Affiliated Companies for any reason at any time.

“Spouse” means a person of the opposite or the same sex who is a husband or wife or a party to a civil union or domestic partnership registered with a federal, state, local or foreign government. However, prior to April 1, 2012, “Spouse” means DOMA Spouse.

“Top-Heavy Plan” means a plan with respect to which at least one of the following conditions exists:

(a) If the Top-Heavy Ratio for the plan exceeds 60% and the plan is not a part of any Required Aggregation Group or Permissive Aggregation Group.

(b) If the plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%.

(c) If the plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

“Top-Heavy Ratio” means the following:

(a) The Top-Heavy Ratio with respect to the plans taken into account under subparagraph (a), (b) or (c) of the definition of Top-Heavy Plan, as applicable, is a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Section 416 of the Code) of all Key Employees with respect to such plans as of the Determination Date, and the denominator of which is the sum of the Present Value of the accrued benefits and the required account balances of all Employees with respect to such plans as of the Determination Date. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Affiliated Group during the 1-year period ending on the Determination Date shall not be taken into account.

(b) For purposes of subparagraph (a), the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account, will be made in accordance with Section 416 of the Code and the regulations thereunder. Employee contributions described in Section 219(e)(2) of the Code will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(c) Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date shall not be taken into account for purposes of the definition of Top-Heavy Ratio.

“Top-Heavy Valuation Date” means the last day of each Plan Year.

“Trust Agreement” means the agreement or agreements executed by the Company and the Trustee which establishes a Trust Fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time. If there is more than one Trust Agreement, the Trust Agreements may be referred to collectively as the Trust Agreement.

“Trustee” means the one or more individuals or organizations that have entered into a Trust Agreement as Trustee(s), and any duly appointed successor.

“Trust Fund” means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

“Valuation Date” means each business day.

“Voluntary Contribution” means a contribution made to the Plan by or on behalf of a Participant prior to January 1, 2002, that was included in the Participant’s gross income for the year in which made.

“Voluntary Contribution Account” means the Account established under Section 5.1 for a Participant, the balance of which is attributable to the Participant’s Voluntary Contributions and the earnings and losses of the Trust Fund with respect to such contributions.

“Welfare Benefit Fund” means an organization described in paragraph (7), (9), (17) or (20) of Section 501(c) of the Code, a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of an employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Section 83(h), 404 (determined without regard to Section 404(b)(2)), or 404A of the Code applies.

“Year of Service” means a Plan Year in which an Employee completes at least 1,000 Hours of Service.

ARTICLE II

ELIGIBILITY TO PARTICIPATE

Each Employee shall become a Participant upon the completion of at least one Hour of Service with a Participating Company as an Eligible Employee and shall continue to participate for so long as he or she remains an Eligible Employee.

ARTICLE III

PARTICIPANT CONTRIBUTIONS

3.1 Rollover and Transfer Contributions

(a) Rollover Contributions. The Committee may, in the exercise of its complete discretion in a nondiscriminatory manner, direct the Trustee to accept rollover contributions and/or Direct Rollovers of distributions of all or part of the cash and other property (including the sales proceeds of such property) distributed for the benefit of the Participant from the following types of plans:

(i) Direct Rollovers. A qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(ii) Participant Rollover Contributions from Other Plans. A qualified plan described in Section 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iii) Participant Rollover Contributions from IRAs. An individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(b) Transfer Contributions

The Committee may, in the exercise of its complete discretion in a nondiscriminatory manner, direct the Trustee to accept a direct transfer of assets to the Plan on behalf of a Participant from another Qualified Plan, provided, however, that: (i) the transfer will result in the deferral of taxation on the amount transferred to the Plan, (ii) the Committee shall not direct the Trustee to accept a direct transfer of assets from (1) a Defined Benefit Plan or (2) a Defined Contribution Plan that is subject to the funding standards of Section 412 of the Code or that would otherwise provide for a life annuity form of payment to the Participant, and (iii) the Committee shall not direct the Trustee to accept any property other than U.S. dollars, unless the Committee in the exercise of its complete discretion, determines that acceptance of the property will not create an administrative burden. A subaccount of the Rollover Account consisting of the transfer contributions and earnings or losses of the Trust Fund attributable thereto shall be employed if the transfer contribution is subject to additional restrictions for any reason. A transfer contribution resulting from a merger into this Plan of another Qualified Plan or portion thereof which the Committee determines to consist of the Employee’s elective and qualified non-elective contributions in the other Qualified Plan as contemplated by Section 401(k) of the Code shall be credited to the Employee’s Deferral Account.

3.2 Voluntary Contributions

No Voluntary Contributions can be made to the Plan after December 31, 2001.

ARTICLE IV

PARTICIPATING COMPANY CONTRIBUTIONS

4.1 Contribution of Deferrals and Catch-up Contributions

Subject to the limitations set forth in this Article IV and in Section 5.3, each Participating Company shall pay to the Trustee the Deferrals made for each Plan Year by Participants while they were employed with that Participating Company. The Committee shall establish procedures under which: (i) each Participant shall specify the portion of his or her Compensation which is to be deferred, and (ii) such Deferrals are to be deposited with the Trustee as contributions to the Plan. The Committee has the authority and discretion to limit any Participant’s individual Deferrals, if necessary to ensure compliance with this Article IV, the rules and restrictions of Sections 401(k), 404, and 415 of the Code and the regulations thereunder or, if desirable, for administrative reasons. For the latter purpose, the Committee may, without limitation, limit Deferrals to at least 1% of Compensation and not more than 75% of Compensation, or impose other nondiscriminatory limitations.

In addition, all Employees who are eligible to make Deferrals under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

4.2 Matching Contribution

In addition to the contributions described in Section 4.1 and subject to the limitations set forth in this Article IV and in Section 5.3, each Participating Company shall pay to the Trustee, on behalf of each Participant who makes Deferrals during the Plan Year, a Matching Contribution, as provided in the following subsections.

(a) The Matching Contribution shall equal 50% of the Participant’s Deferrals, taking into account Deferrals only to the extent they do not exceed 3% of the Participant’s Compensation. For this purpose, Compensation is taken into account only to the extent that it does not exceed $150,000 per Plan Year. Initially, Matching Contributions will be determined on a payroll period basis, and true-up contributions will take place from time to time so that Matching Contributions will ultimately be determined on a Plan Year basis.

(b) Matching Contributions may be changed at any time, by the Company in its complete discretion, upon 30-days’ notice to Participants, as follows:

(i) The percentages (50% and 3%) and the maximum compensation ($150,000) set forth in subsection (a) may be increased or decreased.

(ii) True-up contributions may be eliminated.

(iii) Matching Contributions may be made on a Plan Year basis.

(iv) Matching Contributions may be made only on behalf of Participants who are employed by a Participating Company on the last day of the Plan Year.

(v) Matching Contributions may be equal to a uniform percentage of all Deferrals during the Plan Year (or the relevant part of the Plan Year), such percentage (or such aggregate Matching Contributions) to be determined by the Company in its complete discretion.

4.3 Time of Payment

A Participating Company’s contribution of a Participant’s Deferrals and catch-up contributions pursuant to Section 4.1 shall be paid to the Trustee as soon as administratively possible after they are withheld from the Participant’s Compensation; provided, however, that such contribution shall be made no later than the fifteenth business day of the month following the month in which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA. A Participating Company’s contributions pursuant to Section 4.2 shall be paid to the Trustee prior to the deadline, as extended, for the filing of the Participating Company’s federal income tax return.

4.4 Return of Excess Deferrals

The aggregate Deferrals of any Participant for any calendar year, together with his or her elective deferrals under any other plan or arrangement to which Section 402(g) of the Code applies and that is maintained by the Company or an Affiliated Company, shall not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.1 of this Plan that provides for catch-up contributions under Section 414(v) of the Code. To the extent necessary to satisfy this limitation for any year, (i) Deferrals and such other elective deferrals may be prospectively restricted; and (ii) after any such prospective restriction, the Excess Deferrals and excess elective deferrals under such other plan or arrangement (with income (gain or loss) attributable thereto through the last day of the

Plan Year for which the excess occurred, but reduced by any amounts previously distributed as Excess Contributions for the year) shall be paid to the Participant on or before the April 15 next following the calendar year in which such contributions were made.

In the event that the aggregate Deferrals of any Participant for any calendar year, together with any other elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all plans, contracts or arrangements of the Company, an Affiliated Company or any other employer (excluding catch-up contributions under Section 414(v) of the Code), exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, the Participant may designate all or a portion of such Excess Deferrals as attributable to this Plan and may request a refund of such portion by notifying the Company in writing on or before the March 1 next following the close of such calendar year. If timely notice is received by the Company, then such portion of the Excess Deferrals, and any income or loss allocable to such portion, shall be refunded to the Participant not later than the April 15 next following the close of such calendar year. Any Excess Deferrals distributed pursuant to this Section shall not be included in Deferrals that attract a Matching Contribution under Section 4.2.

4.5 Actual Deferral Percentage Limitation

The Plan shall satisfy the actual deferral percentage test, as provided in Section 401(k)(3) of the Code and Treas. Reg. Section 1.401(k)-2. Subject to the special rules described in Section 4.10, the Aggregate 401(k) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a) An actual deferral ratio shall be determined for each individual who, at any time during the Plan Year, is a Participant eligible to make Deferrals (without regard to any suspension under Section 8.1(c)), which actual deferral ratio shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual’s Aggregate 401(k) Contributions for the Plan Year to the individual’s Section 414(s) Compensation for the Plan Year;

(b) The actual deferral ratios (including zero ratios) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group’s Actual Deferral Percentage; and

(c) The Actual Deferral Percentage for Highly Compensated Employees in any Plan Year (the “High Average”) when compared with the Actual Deferral Percentage for Nonhighly Compensated Employees in the current Plan Year (the “Low Average”) must meet one of the following requirements:

(i) The High Average is no greater than 1.25 times the Low Average.

(ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

(d) If, at the end of a Plan Year, a Participant or class of Participants has Excess Contributions, then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

(i) Excess Contributions for a Plan Year may be redesignated as after-tax contributions and accounted for separately within the 2-1/2 month period following the close of the Plan Year to which the Excess Contributions relate. Excess Contributions, however, may not be redesignated as after-tax employee contributions with respect to a Highly Compensated Employee to any extent that such redesignated after-tax employee contributions would exceed the limits of Section 4.11. Adjustments to withhold any federal, state, or local taxes due on such amounts may be made by the Company against Compensation yet to be paid to the Participant during that taxable year.

(ii) Excess Contributions, and any income (gain or loss) attributable thereto through the last day of the Plan Year for which the excess occurred, may be distributed to the Participant pursuant to Section 4.7.

(iii) The Committee may authorize a suspension or reduction of Deferrals made pursuant to Section 4.1 in accordance with rules promulgated by the Committee. These rules may include provisions authorizing the suspension or reduction of Deferrals above a specified dollar amount or percentage of Compensation.

(iv) The Company, in its discretion, may make a contribution to the Plan, which will be allocated as a fixed dollar amount among the Accounts of some or all Nonhighly Compensated Employees (as determined by the Company) who have met the requirements of Article II. Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions that are applicable to Deferrals. Such contributions shall be considered “Qualified Non-Elective Contributions” under applicable Treasury Regulations.

4.6 Allocation of Excess Contributions to Highly Compensated Employees.

Excess Contributions shall be determined by the Committee in accordance with this Section. The Committee shall calculate a tentative reduction amount to the Deferrals of the Highly Compensated Employee(s) with the highest actual deferral ratio equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 4.5(c), or to cause the actual deferral ratio of such Highly Compensated Employee(s) to equal the highest actual deferral ratio of the Highly Compensated Employee(s) with the next-highest actual deferral ratio, and the process shall be repeated until the limits in Section 4.5(c) are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Contributions.” The entire aggregate amount of the Refundable Contributions shall be refunded to Highly Compensated Employees (as set forth in Section 4.5(d)(ii)), or recharacterized as after-tax contributions (as set forth in Section 4.5(d)(i)).

The amount to be refunded to each Highly Compensated Employee (or recharacterized) (which shall constitute his or her Excess Contributions) shall be determined as follows: (i) the Deferrals of the Highly Compensated Employee(s) with the highest dollar amount of Deferrals shall be refunded (or recharacterized) to the extent that there are Refundable Contributions or to the extent necessary to cause the dollar amount of Deferrals of such Highly Compensated Employee(s) to equal the dollar amount of Deferrals of the Highly Compensated Employee(s) with the next-highest Deferrals, and (ii) the process in the foregoing clause shall be repeated until the total amount of Deferrals refunded (or recharacterized) equals the total amount of Refundable

Contributions. The Committee will not be liable to any Participant (or his or her Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s Excess Contributions and earnings attributable to the Deferrals.

4.7 Distribution of Excess Contributions

Excess Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.6, together with any income (gain or loss) allocable to such Excess Contributions, shall be distributed to such Highly Compensated Employees not later than March 15 next following the close of such Plan Year (in order to avoid a 10% excise tax under Section 4979 of the Code), if possible, and in any event not later than December 31 next following the close of such Plan Year. The distributed Excess Contributions shall be reduced by any Excess Deferrals previously distributed pursuant to Section 4.4 to such Highly Compensated Employee for the Plan Year of the Excess Contributions. Any Deferrals distributed pursuant to this Section shall not be included in the Deferrals that attract a Matching Contribution under Section 4.2.

4.8 Qualified Matching Contributions

The Company, in its sole discretion, may include all or a portion of the Matching Contribution for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Average Deferral Percentage limitation described in Section 4.5 for such Plan Year, provided that the requirements of Treas. Reg. Section 1.401(k)-1(b)(5) are satisfied.

4.9 Corrective Qualified Non-Elective Contributions

In order to satisfy (or partially satisfy) the Actual Deferral Percentage limitation described in Section 4.5 or the Actual Contribution Percentage limitation described in Section 4.11 (or both of such limitations) the Company, in its sole discretion, may make a Qualified Non-Elective Contribution to the Plan. Any such Qualified Non-Elective Contribution contributed anew to the Plan shall be allocated, in a manner determined by the Company, to the Deferral Accounts of such Nonhighly Compensated Employees as the Company selects. Such Qualified Non-Elective Contributions shall be paid to the Trustee no later than 12 months after the end of the Plan Year that is taken into account in determining the applicable percentage for Nonhighly Compensated Employees under Section 4.5(c) or Section 4.11(c), whichever is applicable, and shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of such Plan Year. Qualified Non-Elective Contributions contributed anew to the Plan shall be 100% vested and nonforfeitable. Qualified Non-Elective Contributions shall be subject to the same distribution restrictions as Participant Deferrals.

The Company, in its sole discretion, may include all or a portion of the Qualified Non-Elective Contributions for a Plan Year in Aggregate 401(k) Contributions taken into account in applying the Actual Deferral Percentage limitation described in Section 4.5 for such Plan Year, provided that the requirements of applicable Treasury Regulations are satisfied. Qualified Non-Elective Contributions cannot be taken into account for a Plan Year for a Nonhighly Compensated Employee to the extent such contributions exceed the product of that Nonhighly Compensated Employee’s Section 414(s) Compensation and the greater of 5% or two times the Plan’s representative contribution rate. The Plan’s representative contribution rate is the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee among a group of eligible Nonhighly Compensated Employees that consists of half of all eligible Nonhighly Compensated Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any eligible Nonhighly Compensated Employee in the group of all eligible Nonhighly Compensated Employees for the Plan Year and who is employed by the Affiliated Group on the last day of the Plan Year). The applicable contribution rate for an eligible Nonhighly Compensated Employee is the sum of the qualified matching contributions taken into account for the eligible Nonhighly Compensated Employee for the Plan Year and the Qualified Non-Elective Contributions made for the eligible Nonhighly Compensated Employee for the Plan Year, divided by the eligible Nonhighly Compensated Employee’s Section 414(s) Compensation for the same period.

4.10 Special Rules

The following special rules shall apply for purposes of this Article IV:

(a) For purposes of applying the limitation described in Section 4.4, Deferrals taken into account for the calendar year for any Participant shall not include any Excess Contributions previously distributed to such Participant for the Plan Year ending within such calendar year;

(b) For purposes of applying the limitation described in Section 4.5, the Aggregate 401(k) Contributions taken into account for the Plan Year for any Participant who is a Nonhighly Compensated Employee shall not include Excess Deferrals;

(c) For purposes of applying the limitation described in Section 4.5, the actual deferral ratio of any Highly Compensated Employee who is eligible to make Deferrals and to make elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any other plans, contracts or arrangements of the Company or an Affiliated Company shall be determined as if all such Deferrals and elective deferrals were made under a single arrangement;

(d) The amount of Excess Contributions to be distributed to a Participant pursuant to Section 4.7 shall be reduced by the amount of any Excess Deferrals previously distributed to such Participant for the Plan Year; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that applicable Treasury Regulations prohibit aggregation; and

(e) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Section 401(a)(4), 401(k) or 410(b) of the Code, then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code Sections (except for purposes of the average benefit percentage provision of Section 410(b)(2)(A)(ii) of the Code).

4.11 Actual Contribution Percentage Limitation

The Plan shall satisfy the actual contribution percentage test, as provided in Section 401(m)(2) of the Code and the regulations issued thereunder. Subject to the special rules described in Section 4.18, the Aggregate 401(m) Contributions of Highly Compensated Employees shall not exceed the limits described below:

(a) An actual contribution ratio shall be determined for each individual who, at any time during the Plan Year, is a Participant eligible to make Deferrals (without regard to any suspension under Section 8.1(c)(ii)), which actual contribution ratio shall be the ratio, computed to the nearest one-hundredth of one percent, of the individual’s Aggregate 401(m) Contributions for the Plan Year to the individual’s Section 414(s) Compensation for the Plan Year;

(b) The actual contribution ratios (including zero ratios) of Highly Compensated Employees and Nonhighly Compensated Employees shall be separately averaged to determine each group’s Actual Contribution Percentage; and

(c) The Actual Contribution Percentage for Highly Compensated Employees in any Plan Year (the “High Average”) when compared with the Actual Contribution Percentage for Nonhighly Compensated Employees in the current Plan Year (the “Low Average”) must meet one of the following requirements:

(i) The High Average is no greater than 1.25 times the Low Average; or

(ii) The High Average is no greater than two times the Low Average, and the High Average is no greater than the Low Average plus two percentage points.

Notwithstanding Section 4.11(a), no Actual Contribution Percentage shall be determined for an individual who did not receive any Matching Contribution for the Plan Year because the Plan requires that the individual perform a certain amount of service or be employed on the last day of the Plan Year and such individual failed to meet such requirement. Such an individual shall be disregarded in performing the test under this Section.

4.12 Allocation of Excess Aggregate Contributions to Highly Compensated Employees

Excess Aggregate Contributions shall be determined by the Committee in accordance with this Section. The Committee shall calculate a tentative reduction amount to the Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest contribution percentage equal to the amount which, if it were actually reduced, would enable the Plan to meet the limits in Section 4.11(c) above, or to cause the actual contribution ratio of such Highly Compensated Employee(s) to equal the actual contribution ratio of the Highly Compensated Employee(s) with the next-highest contribution percentage, and the process shall be repeated until the limits in Section 4.11 (c) above are satisfied. The aggregate amount of the tentative reduction amounts in the preceding sentence shall constitute “Refundable Company Contributions.” The entire aggregate amount of the Refundable Company Contributions shall be refunded to Highly Compensated Employees.

The amount to be refunded to each Highly Compensated Employee (which shall constitute his or her excess Matching Contributions) shall be determined as follows: (i) the Matching Contributions made with respect to the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions shall be refunded to the extent that there are Refundable Company Contributions or to the extent necessary to cause the dollar amount of

Matching Contributions of such Highly Compensated Employee(s) to equal the dollar amount of Matching Contributions made with respect to the Highly Compensated Employee(s) with the next-highest Matching Contributions, and (ii) the process in the foregoing clause shall be repeated until the total amount of Matching Contributions refunded equals the total amount of Refundable Company Contributions. The earnings attributable to Excess Contributions will be determined in accordance with Treasury Regulations. The Committee will not be liable to any Participant (or to his or her Beneficiary, if applicable) for any losses caused by inaccurately estimating or calculating the amount of any Participant’s Excess Contributions and earnings attributable to the Excess Contributions. The amount of Excess Aggregate Contributions for a Plan Year shall be determined only after first determining the amount of Excess Contributions that are treated as after-tax employee contributions due to recharacterization.

4.13 Distribution or Forfeiture of Excess Aggregate Contributions

Vested Excess Aggregate Contributions allocated to Highly Compensated Employees for the Plan Year pursuant to Section 4.12, together with any income (gain or loss) allocable to such Excess Aggregate Contributions, shall be distributed to such Highly Compensated Employees not later than the March 15 next following the close of such Plan Year, if possible, and in any event no later than the December 31 next following the close of such Plan Year. Nonvested Excess Aggregate Contributions shall be forfeited.

4.14 Use of Deferrals

The Company, in its sole discretion, may include all or a portion of the Deferrals for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Actual Contribution Percentage limitation described in Section 4.11 for such Plan Year, provided that the requirements of applicable Treasury Regulations are satisfied.

4.15 Corrective Qualified Non-Elective Contributions

The Company, in its sole discretion, may include all or a portion of the Qualified Non-Elective Contributions authorized and permitted to be taken into account under Section 4.9 for a Plan Year in Aggregate 401(m) Contributions taken into account in applying the Actual Contribution Percentage limitation described in Section 4.11 for such Plan Year, provided that the requirements of applicable Treasury Regulations are satisfied. Such Qualified Non-Elective Contributions shall be paid to the Trustee no later than 12 months after the end of the Plan Year which is taken into account in determining the applicable percentage for Nonhighly Compensated Employees under Section 4.11(c) and shall be allocated to the Accounts of Nonhighly Compensated Employees as of the last day of such Plan Year.

4.16 Special Rules

The following special rules shall apply for purposes of this Article IV:

(a) For purposes of applying the limitation described in Section 4.11, the actual contribution ratio of any Highly Compensated Employee who is eligible to participate in the Plan and to make employee contributions or receive an allocation of matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) under any other plans, contracts or arrangements of an Affiliated Company shall be determined as if Matching Contributions allocated to such Highly Compensated Employee’s Accounts and all such employee contributions and matching contributions were made under a single arrangement; provided, however, that plans, contracts and arrangements shall not be treated as a single arrangement to the extent that Treas. Reg. Section 1.401(m)-1(b)(3)(ii) prohibits aggregation; and

(b) In the event that this Plan is aggregated with one or more other plans in order to satisfy the requirements of Section 401(a) (4), 401(m) or 410(b) of the Code, then all such aggregated plans, including the Plan, shall be treated as a single plan for all purposes under all such Code Sections (except for purposes of the average benefit percentage provisions of Section 410(b)(2)(A)(ii) of the Code).

ARTICLE V

ACCOUNTING FOR PARTICIPANT’S INTERESTS

5.1 Establishment of Accounts

The Committee shall establish for each Participant each of the applicable Accounts set forth in the definition of Account. In addition, the Committee may establish one or more subaccounts of a Participant’s Account, if the Committee determines that such subaccounts are necessary or appropriate in administering the Plan.

5.2 Allocation of Contributions and Forfeitures

(a) Allocation of Deferrals, Qualified Non-Elective Contributions, Matching Contributions and Forfeitures of Matching Contributions

Each Participant’s Deferrals, and the Participating Company’s Matching Contributions made with respect to such Deferrals in accordance with Section 4.2, shall be allocated to such Participant’s respective Deferral Account and Matching Contribution Account. A Participant’s Qualified Non-Elective Contributions allocated under Section 4.9 shall be allocated to the Participant’s Deferral Account. A Participant’s Qualified Non-Elective Contributions allocated under Section 4.15 shall be allocated to the Participant’s Matching Contribution Account. Forfeitures arising during a Plan Year from Matching Contribution Accounts shall be considered Matching Contributions allocated as described in Section 4.2.

(b) Allocation of Rollover Contributions

Each rollover or transfer contribution made by a Participant pursuant to Section 3.1 shall be allocated to the Participant’s Rollover Account.

5.3 Code Section 415 Limitation

Notwithstanding any provision of the Plan to the contrary, contributions and other additions under the Plan with respect to a Participant for any Plan Year shall not exceed the limitation provided by Section 415 of the Code. For purposes of such limitation:

(a) Compensation shall be the safe harbor definition set forth in Treas. Reg. Section 1.415(c)-2(d)(4).

(b) Compensation shall include regular pay and leave cashouts (but not deferred compensation) paid after severance from employment if paid by the later of 2-1/2 months after severance from employment or the end of the limitation year that includes the date of severance from employment, to the extent permitted by Treas. Reg. Section 1.415(c)-2(e)(3).

(c) Compensation shall include salary continuation payments to Participants who are performing qualified military service or to Participants who are permanently and totally disabled, to the extent permitted by Treas. Reg. Section 1.415(c)-2(e)(4).

(d) If, in addition to this Plan, a Participant is covered under another Defined Contribution Plan or a Welfare Benefit Fund maintained by the Company or any Affiliated Company during a Limitation Year, the annual additions under this Plan shall be reduced if the aggregate contributions under this Plan and all other such Defined Contribution Plans and Welfare Benefit Funds would otherwise exceed the limitation under Section 415 of the Code.

(e) In the case of an Employee/Owner, Compensation shall be the Employee’s Earned Income, plus amounts deferred at the election of the Employee/Owner that would be includible in gross income but for the rules of Sections 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code, to the extent paid no later than (i) the end of the Plan Year in which severance from employment occurred or (ii) 2-1/2 months after severance from employment. For this purpose, Earned Income shall be deemed to be paid on the last day of the taxable year of CBRE Clarion Securities, LLC to which it relates. Earned Income of an Employee who has a severance from employment during a taxable year of CBRE Clarion Securities, LLC shall be deemed to be severance pay to the extent it exceeds the Earned Income that the Employee would have earned if no severance from employment had taken place during the taxable year (or a reasonable estimate thereof) times a fraction equal to the number of days the Employee was an Employee during the taxable year, divided by the total number of days during the taxable year.

5.4 Accounting for Trust Fund Income or Losses

The Committee, through its accounting records, shall clearly segregate each Account hereunder and each subaccount thereof established pursuant to Section 5.1, and shall maintain a separate and distinct record of all income and losses of the Trust Fund attributable to each such Account or subaccount. For purposes of this Section, income or loss of the Trust Fund shall include any unrealized increase or decrease in the fair market value of the assets of the Trust Fund as such values are determined by the Trustee pursuant to Section 5.5.

Except as provided in Section 5.7, the share of net income or net loss of the Trust Fund to be credited to, or deducted from, each Account of each Participant shall be the allocable portion of the net income or net loss of the Trust Fund attributable to each such Account determined by the Committee as of each Valuation Date in a uniform and nondiscriminatory manner based upon the ratio that the balance of each such Account as of the previous Valuation Date bears to all such Account balances after adjustment for withdrawals, distributions and other additions or subtractions that may be appropriate.

The share of net income or net loss to be credited to, or deducted from, any subaccount established for a Participant shall be an allocable portion of the net income or net loss credited to or deducted from the Account under which such subaccount is established.

5.5 Valuation of Trust Fund

The fair market value of the total net assets comprising the Trust Fund shall be determined by the Trustee as of each Valuation Date. The Participating Companies, the Committee and the Trustee do not guarantee the Participants or their Beneficiaries against loss or depreciation or fluctuation of the value of the assets comprising the Trust Fund.

5.6 Quarterly Statement of Accounts

The Committee shall furnish each Participant or his or her Beneficiary a Quarterly Statement showing: (a) the value of his or her Accounts at the end of each calendar quarter, (b) the allocations to and distributions from his or her Accounts during the calendar quarter, (c) his or her vested and nonforfeitable interest in his or her Accounts at the end of the calendar quarter, and (d) such other information as is required by law.

5.7 Directed Accounts and Investment Options

Until otherwise provided by written resolution of the Committee, each Participant shall be permitted to direct the investment of all of his or her respective Accounts or subaccounts thereof as among investment funds created within the Trust Fund by the Committee. Such Accounts or subaccounts shall constitute Directed Accounts, and shall be subject to Participant investment direction under such procedures established by the Committee which are nondiscriminatory and acceptable to the Trustee. Such Accounts and subaccounts will be credited with only the income or losses directly attributable to their respective assets, including income and losses from the investment funds established by the Committee, and selected by the Participant for investment of Directed Accounts, in which case income or losses of such investment funds shall be allocated ratably to Directed Accounts invested therein, except as otherwise provided herein. Neither the Company, the Committee, nor the Trustee warrant, guarantee, or represent that the value of a Participant’s Accounts at any time will equal or exceed the amount previously allocated or contributed thereto.

5.8 Investment Funds

The assets of this Plan shall be invested in the CBRE Stock Fund and such other investment funds as shall be designated by the Committee.

5.9 Investment Direction for all Funds

Each Participant shall instruct the Trustee at the time and on the form prescribed by the Committee as to the investment of all future contributions allocated to his or her Accounts which are available to be invested in investment funds. The initial investments made at the direction of the Participant shall continue until changed by the Participant in a subsequent election period. In the absence of direction, contributions shall be invested in the investment fund or funds designated by the Committee.

5.10 ERISA 404(c) Requirements

The Plan is intended to comply with ERISA Section 404(c). Accordingly, the Plan is intended to satisfy, among other requirements, subsections (a), (b) and (c) below.

(a) Choice of Broad Range of Investment Alternatives

The Participant or Beneficiary must be able to choose from at least three investment alternatives. The alternatives must constitute a broad range of alternatives which (i) are diversified, (ii) demonstrate materially different risk and return characteristics, (iii) in the aggregate, enable a Participant to achieve a portfolio with risk and return characteristics at any point within the range normally appropriate by choosing among the alternatives, and (iv) tend to minimize, through diversification and in combination with the other alternatives, the overall risk to the Participant’s portfolio.

(b) Frequency of Investment Instructions

The Participant or Beneficiary must be able to give investment instructions to a person designated by the Company as an agent for this purpose. The person is obligated to comply with the instructions of the Participant or Beneficiary, except as permitted by law. The Participant or Beneficiary must be able to give investment instructions for each investment alternative as frequently as is appropriate given the volatility of the investment, but no less frequently than once within every three-month period.

(c) Provision of Sufficient Information to Participant or Beneficiary

The Participant or Beneficiary shall be provided or have the opportunity to obtain sufficient information to make informed investment decisions with regard to investment alternatives available under the plan, and incidents of ownership appurtenant to such investments. Such information shall explain that the Plan is intended to be in compliance with ERISA Section 404(c) and that Plan fiduciaries may be relieved of liability for losses that arise from the Participant’s investment choices. Such information shall also meet all the other requirements of DOL Reg. Section 2550.404c-1.

5.11 Life Insurance Contracts

Notwithstanding any other provision of the Plan,

(a) the assets of the Plan may be invested in life insurance contracts transferred from the Trammell Crow Company Retirement Savings Plan pursuant to the merger of the Trammell Crow Company Retirement Savings Plan into the Plan, effective April 1, 2007,

(b) Participants shall have no right to make further additions to those contracts,

(c) to the extent necessary to avoid lapse of such a contract, other assets in a Participant’s Account shall be liquidated and used to pay premiums on the contract, and

(d) a Participant who has such a contract in his or her Account shall have the right to direct the surrender of the contract at any time, with the proceeds invested as directed by the Participant in accordance with the provisions of the Plan and procedures established by the Committee.

ARTICLE VI

VESTING

6.1 Vesting Percentages

(a) The interest of each Participant in the Participant’s Deferral Account, Voluntary Contribution Account and Rollover Account shall at all times be 100% vested and nonforfeitable.

(b) The interest of each Participant in the Participant’s Matching Contribution Account as of December 31, 2006 (including contributions made in 2007 with respect to the 2006 Plan Year) shall be 100% vested and nonforfeitable.

(c) With respect to Participants who were Participants in the Plan prior to April 1, 2007 and prior to April 1, 2007 had at least one Hour of Service in each of three Plan Years, the interest of such Participants in the subaccount established by the Committee pursuant to Section 5.1 to reflect Matching Contributions made after December 31, 2006 shall be 100% vested and nonforfeitable. The previous sentence shall not apply to participants in the Trammell Crow Company Retirement Savings Plan that became Participants in the Plan on or after April 1, 2007.

(d) With respect to Participants not referred to in subsection (c), the interest of each such Participant in (i) the Participant’s subaccount established by the Committee pursuant to Section 5.1 to reflect Matching Contributions made after December 31, 2006, and (ii) nonelective contributions and matching contributions made to the Trammell Crow Company Retirement Savings Plan shall vest in accordance with the following schedule:

Years of Service	Percent Vested and Nonforfeitable
1 but less than 2	20
2 but less than 3	40
3 but less than 4	60
4 but less than 5	80
5 or more	100

(e) The interest of a Participant in all of the Participant’s Accounts and subaccounts will be 100% vested and nonforfeitable without regard to Years of Service upon (i) attainment of age 65 while an Employee, (ii) death while an Employee, or (iii) Disability while an Employee. The interest of a Participant in the “Prior Trammell Crow Accounts” maintained for the Participant with amounts transferred from the Trammell Crow Company Retirement Savings Plan will be 100% vested and nonforfeitable without regard to Years of Service upon attainment of age 55 (and the fifth anniversary of the Participant’s earliest employment with a member of the Trammell Crow Company controlled group as defined in Section 414 of the Code) while an Employee.

(f) If a Participant who has a Severance again becomes an Employee, his or her Years of Service completed before the Severance will be included in determining his or her vested and nonforfeitable interest in his or her Matching Contribution Account.

6.2 Forfeiture and Restoration of Nonvested Accounts

(a) Forfeiture

A Participant’s nonvested interest in his or her Matching Contribution Account will be forfeited upon the earlier of

(i) the date of the Participant’s final distribution, or

(ii) the date on which the Participant incurs five consecutive One Year Breaks in Service.

(b) Restoration

(i) If the nonvested portion of a Participant’s Matching Contribution Account is forfeited on account of a distribution and the Participant again becomes an Employee and re-enrolls in the Plan before he or she incurs five consecutive One Year Breaks in Service, the forfeited amount will be restored (without adjustment for gain or loss since the date of forfeiture) if he or she repays to the Plan the full amount of the distribution before the earlier of the date on which the Participant incurs five consecutive One Year Breaks in Service after such distribution or five years after the date on which the Participant again becomes an Employee.

(ii) Restoration of the Employee’s Matching Contribution Account balance under paragraph (i) shall be made first out of forfeitures otherwise available for allocation and then Participating Company contributions. Assets representing the restoration must be provided to the Plan by the end of the Plan Year following the Plan Year in which repayment occurs.

(iii) The repayment by the employee and restoration of his or her Matching Contribution Account balance shall not be treated as part of the annual addition under Section 5.3.

6.3 Unclaimed Benefits

If the Committee, acting upon information available to it, cannot locate a person entitled to receive a benefit under the Plan within a reasonable period of time (as determined by the Committee in its sole discretion) after the benefit becomes payable and such person has not contacted the Committee or the Trustee concerning the distribution by the end of such period, the amount of the benefit shall be treated as a forfeiture and shall be applied in the manner described in Section 6.4. If, prior to the date final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited pursuant to this Section makes a claim to the Committee or the Trustee for such benefit, such person shall be entitled to receive the amount of such benefit as soon as administratively feasible after such claim is received. The amount of the previously forfeited benefit shall be reinstated, without any adjustment for earnings after the forfeiture.

6.4 Application of Forfeited Amounts

Subject to Section 6.2(b), the amount of a Participant’s Matching Contribution Account which is forfeited pursuant to Section 6.2(a) or 6.3 shall be used for expenses of the Plan or to reduce the future contributions of Participating Companies, as determined by the Committee in its discretion.

6.5 Application of Plan provisions to Qualified Real Estate Agents (QREAs)

Section 3508 of the Code provides that, for purposes of the Code, a QREA shall not be treated as an employee and the person for whom a QREA performs services shall not be treated as an employer. Accordingly, a QREA is not an Employee for purposes of the Plan. However, a Qualified Real Estate Agent (QREA) is treated as an employee for purposes of ERISA. It follows that:

(a) Because a QREA is not treated as an employee for purposes of the Code and is not treated as an Employee for purposes of the Plan, an Employee who becomes a QREA has had a Severance and is entitled to a distribution of the QREA’s vested Account balances.

(b) Because a QREA is treated as an employee for purposes of ERISA, ERISA requires that a QREA’s Hours of Service be taken into account for purposes of vesting. It follows that:

(i) A QREA must be treated as an Employee under the Plan for purposes of determining Hours of Service, Years of Service, and a One Year Break in Service.

(ii) A QREA who becomes an Employee and participates in the Plan will receive credit for vesting purposes of Years of Service as a QREA.

(c) Section 6.2(a) provides that a Participant’s nonvested interest in his or her Matching Contribution Account will be forfeited upon the earlier of the date of the Participant’s final distribution or the date on which the Participant incurs five consecutive One Year Breaks in Service.

(i) If the Participant is an Employee who incurs a Severance because he or she has become a QREA, the Participant may receive a distribution of his or her vested Accounts.

(ii) If the distribution occurs while the Participant is a QREA, the Participant’s nonvested interest in his or her Matching Contribution Account will be forfeited when the Participant ceases to be both a QREA and an Employee (with the amount of vesting determined at that time).

(iii) If the distribution occurs after the Participant ceases to be both a QREA and an Employee, the forfeiture shall occur at the time of the distribution (with the amount of vesting determined at the time the Participant ceases to be both a QREA and an Employee).

(iv) If no distribution has occurred, the forfeiture shall occur on the date on which the Participant incurs five consecutive One Year Breaks in Service, roughly five years after the Participant ceases to be both a QREA and an Employee (with the amount of vesting determined at the time the Participant ceases to be both a QREA and an Employee).

(d) A QREA who has taken a distribution of the QREA’s vested Account balances may continue to vest in the QREA’s unvested Account balances and may take further distributions of additional vested Account balances.

(e) The cash-out provisions of Section 8.2(b) shall not apply until the Participant ceases to be both a QREA and an Employee.

ARTICLE VII

DESIGNATION OF BENEFICIARY

7.1 Designation of Beneficiary

(a) Designation by Participant

Subject to subsection (b), each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his or her distributable interest (if any) in the Trust Fund upon his or her death. The designation shall be made on forms prescribed by the Committee and shall be effective upon delivery to the Committee. A Participant shall have the right to change or revoke from time to time any such designation by filing a new designation or notice of revocation with the Committee, but such revised designation or revocation shall be effective only upon receipt by the Committee.

(b) Consent of Spouse

A Participant who is married to a Spouse may not designate a primary Beneficiary other than, or in addition to, his or her Spouse unless his or her Spouse consents to such designation by means of a writing that is signed by the Spouse, contains an acknowledgment by the Spouse of the effect of such consent, and is witnessed by a notary public. Such designation shall only be effective with respect to the consenting Spouse, whose consent shall be irrevocable.

7.2 Failure to Designate Beneficiary

In the event a Participant has not designated a Beneficiary, or in the event no Beneficiary survives a Participant, the distribution of the Participant’s interest in the Trust Fund (if any) upon his or her death shall be made (i) to the Participant’s Spouse, if living, (ii) if his or her Spouse is not then living, to his or her then living issue by right of representation, (iii) if neither his or her Spouse nor his or her issue are then living, to his or her then living parents, and (iv) if none of the above are then living, to his or her estate.

ARTICLE VIII

WITHDRAWALS AND DISTRIBUTIONS FROM THE TRUST FUND

8.1 Events Permitting Withdrawals Prior to Severance or Death

(a) Severance or Death

Subject to the provisions of the following subsections of this Section, a Participant’s vested Account balances become distributable only after Severance or death, and the timing and form of the distribution shall be in accordance with this Article VIII.

(b) Withdrawals After Age 59 1/2

A Participant who has attained age 59 1/2 may at any time prior to Severance request to withdraw a portion or all of his or her vested Accounts. Disbursement of withdrawals shall be made in a single cash lump sum payment as soon as administratively practicable after receiving the prescribed withdrawal request form.

(c) Hardship Withdrawal

(i) Reason for Hardship Withdrawal

Upon written request from a Participant, the Committee may authorize a distribution to a Participant from his or her Deferrals (but not earnings on such Deferrals) prior to his or her Severance if the Participant can demonstrate that he or she is suffering from a hardship. The Company shall act upon requests for withdrawals in a uniform and nondiscriminatory manner, consistent with the requirements of Sections 401(a), 401(k) and related provisions of the Code. A hardship withdrawal may be made only if it is required on account of one or more of the following:

(1) The purchase (excluding mortgage payments) of a principal residence of the Participant;

(2) The payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or for the Participant’s DOMA Spouse, children or dependents;

(3) The payment of medical expenses that would be deductible under Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income) for the Participant or the Participant’s DOMA Spouse or dependents;

(4) The prevention of the eviction of the Participant from his or her principal residence or foreclosure on a mortgage on the Participant’s principal residence;

(5) The burial or funeral expenses for the Participant’s deceased parent, DOMA Spouse, children or dependents; or

(6) Repair of damage to the Participant’s principal residence that would qualify for the casualty loss deduction under Section 165 of the Code (determined without regard to whether the loss exceeds ten percent of adjusted gross income).

For purposes of this subsection, the term “dependent” shall be defined as set forth in Section 152 of the Code as modified by applicable Treasury Regulations or other applicable guidance and shall also include a person who is a Beneficiary with respect to the Participant to the extent permitted by applicable Treasury Regulations or other applicable guidance.

(d) Amount of Hardship Withdrawal

The minimum amount of a hardship withdrawal shall not be less than $500. The maximum amount of a hardship withdrawal shall not exceed the Participant’s immediate and heavy financial need (including amounts necessary to pay income taxes and penalties reasonably anticipated to result from the distribution), determined after the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans of Affiliated Companies.

A Participant who receives a distribution of Deferrals on account of hardship shall be prohibited from making Deferrals or employee contributions under this Plan and all “other plans” (as defined in Reg. Sec. 1.401(k)-1(d)(3)(iv)(F)) of the Affiliated Group for six months after receipt of the distribution.

An immediate and heavy financial need generally may be treated as not capable of being relieved from other resources that are reasonably available to the Participant, if the Participant represents (in writing or such other form as may be prescribed by the Internal Revenue Service), unless the Company has actual knowledge to the contrary, that the need cannot reasonably be relieved: through reimbursement or compensation by insurance or otherwise; by liquidation of the Participant’s assets; by cessation of Deferrals under the Plan; by other currently available distributions and nontaxable (at the time of the loan) loans, under plans maintained by the Company or an Affiliated Company; or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. A need cannot reasonably be relieved by one of the actions described in the prior sentence if the effect would be to increase the amount of the need. Additional methods under which the amount of a hardship withdrawal will be deemed necessary to meet the Participant’s immediate and heavy financial need shall be made available to the extent provided in a ruling, notice or other document of general applicability issued under the authority of the Commissioner of Internal Revenue.

(e) Withdrawals from Rollover Account

A Participant may withdraw all or a portion of his or her Rollover Account at any time prior to Severance.

(f) Disability Withdrawals from Prior Trammell Crow Account

A Participant with a balance in the “Prior Trammell Crow Account” maintained for Participants with amounts transferred from the Trammell Crow Company Retirement Savings Plan who is “disabled” may at any time prior to Severance request to withdraw all or a portion of his or her Prior Trammell Crow Accounts. For this purpose, a Participant is disabled if he or she is disabled within the meaning of the long-term disability plan sponsored by the Company (or an Affiliated Company) in which the Participant participates, or if no such plan exists, the Participant has been determined by the Social Security Administration to be disabled within the meaning of the Social Security Act.

(g) Withdrawal of Voluntary Contributions

Upon application to the Committee, a Participant may at any time prior to Severance request to withdraw a portion or all of his or her Voluntary Contribution Account. Disbursement of withdrawals shall be made in a single cash lump sum payment as soon as administratively practicable after receiving the prescribed withdrawal request form.

8.2 Rules Governing Distributions after Severance or Death

(a) Form of Distributions

After Severance or death, distribution of a Participant’s Accounts shall be made in a single lump sum cash payment, except that:

(i) Any life insurance policy that is held in the Participant’s Account at the time of distribution may be distributed in kind.

(ii) Effective April 1, 2012, a Participant (but not a Beneficiary) may elect once in any calendar year to receive any portion of his or her Account.

(b) Restrictions on Certain Payments and Repayments Thereof

(i) If the amount of a Participant’s vested Account balance exceeds $5,000, the Committee shall not distribute the Participant’s vested Account balances to him or her unless the Participant consents to such payment, except as otherwise provided in subsection (d).

(ii) If the amount of a Participant’s vested Account balance does not exceed $5,000 and if the Participant does not elect to have the vested Account balance paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Rollover or to receive the distribution directly in accordance with this subsection, then the distribution shall be paid without the Participant’s consent as follows:

(A) If the vested Account balance exceeds $1,000, in a Direct Rollover to an individual retirement plan designated by the Committee without the Participant’s consent.

(B) If the vested Account balance does not exceed $1,000, directly to the Participant.

(iii) Rollover contributions are not excluded in determining the value of the Participant’s vested Account balance for purposes of this subsection.

(c) Commencement of Benefits

Unless the Participant elects otherwise, distributions will be made no later than the 60th day after the close of the Plan Year in which occurs the latest of:

(i) His or her attainment of age 65;

(ii) The 10th anniversary of the Plan Year in which he or she commenced participation in the Plan; or

(iii) His or her Severance.

Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is distributable shall be deemed to be an election to defer commencement of payment.

(d) Restrictions on Delay of Distribution

Distribution of a Participant’s entire vested interest will be made not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires. Clause (ii) of the preceding sentence shall not apply in the case of any Participant who is a 5% owner (as defined in Section 416 of the Code) in the calendar year in which he or she attains age 70 1/2.

(e) Reemployment of Participant

If a Participant who had a Severance becomes reemployed with the Company or any Affiliated Company, no distribution from the Trust Fund shall be made to the Participant while he or she is so employed except as provided in Section 8.1 or Section 8.2(d). Any amounts which the Participant was entitled to receive on his or her prior Severance shall be held in the Trust Fund until the Participant or the Participant’s Beneficiary is again entitled to a distribution under the terms of the Plan.

(f) Delayed Payments

If the amount of a distribution required to be made on a date determined under this Section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located (whichever is applicable).

8.3 Distribution after Death

If a Participant dies before distribution of the Participant’s entire vested Account balance, the Participant’s entire vested Account balance will be distributed to the Participant’s Beneficiary no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. Special rule for Participants who were participants in the CB Richard Ellis 401(k) and Profit Sharing Plan on July 15, 2008: If the Participant’s Beneficiary is the Participant’s DOMA Spouse, distribution to the surviving Spouse may be made no later than December 31 of the calendar year in which the Participant would have attained age 70-1/2, and, if the surviving DOMA Spouse dies before distribution is made, distribution may be made at any time prior to December 31 of the calendar year containing the fifth anniversary of the surviving DOMA Spouse’s death.

8.4 Valuation of Interest

The interest of a Participant in his or her Accounts and any subaccounts thereof which shall have become distributable hereunder shall be valued as of the Valuation Date immediately preceding the date such interest is to be distributed, provided, however, that there shall be added to the value of the Participant’s Accounts the fair market value of any amounts allocated to his or her Accounts pursuant to Article V after such Valuation Date.

8.5 Characterization of Disability Distribution

In the event that a Participant receives a distribution by reason of the Participant’s Disability, the benefit he or she receives hereunder shall be considered a payment for the loss of use of a bodily function unrelated to the period of his or her absence from work under Section 105(c) of the Code. The benefit shall be distributed to the Participant as soon as possible under the Plan, consistent with any requests or elections made hereunder by the Participant.

8.6 Payment of Benefits to Alternate Payee

(a) Alternate Payee Accounts

As soon as reasonably practicable after the Committee determines that a domestic relations order is a QDRO, a separate “Alternate Payee Account” shall be established for the Alternate Payee, and the portion of each of the Participant’s Accounts that was assigned to the Alternate Payee by the QDRO shall be transferred to the Alternate Payee Account. Unless the QDRO otherwise provides, the transfers to the Alternate Payee’s Account shall be made pro rata from the Participant’s Accounts. Alternate Payees shall not make partial withdrawals from their Alternate Payee Accounts nor borrow from such Accounts. The only form of distribution is a single lump sum cash payment.

(b) Death of Alternate Payee

Alternate Payees may not designate beneficiaries. Upon the death of an Alternate Payee, the entire balance in his or her Alternate Payee Accounts shall be distributed to his or her estate (or to another Alternate Payee if the QDRO so provides).

8.7 Direct Rollovers

(a) The Direct Rollover Option

A Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. A Distributee who is a Participant, a Participant’s surviving DOMA Spouse, or a Participant’s DOMA Spouse or former DOMA Spouse who is the Alternate Payee under a QDRO, may specify any Eligible Retirement Plan. A Distributee who is a Beneficiary of a Participant and is not the Participant’s surviving DOMA Spouse may specify only an Eligible Retirement Plan that is an inherited individual retirement account described in Section 408(a) of the Code or an inherited individual retirement annuity described in Section 408(b) of the Code.

(b) Time of Notice

The notice to be given under Code Section 402(f), explaining the Direct Rollover option, will be provided to the Distributee no less than 30 days and no more than 180 days before the date the distribution is to occur. However, a distribution may commence less than 30 days after such notice is given, provided that:

(i) The Committee clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution, and

(ii) The Distributee, after receiving the notice, affirmatively elects a distribution.

(c) Special Rule for Voluntary Contributions

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of Voluntary Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified trust or an annuity contract described in Section 403(b) of the Code, provided that such qualified trust or annuity contract agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ARTICLE IX

TOP-HEAVY PROVISIONS

9.1 Priority over other Plan Provisions

If the Plan is or becomes a Top-Heavy Plan, the provisions of this Article IX will supersede any conflicting provisions of the Plan. However, the provisions of this Article shall not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Section 416 of the Code and other provisions of law and the Treasury Regulations applicable to a “top-heavy plan,” as that term is defined in Section 416(g) of the Code.

9.2 Minimum Allocation

(a) Calculation of Minimum Allocation

Notwithstanding any other provision in this Plan except subsections (b) and (c), for any Plan Year in which this Plan is a Top-Heavy Plan, each Participant who is not a Key Employee will receive an allocation of Participating Company contributions and forfeitures of not less than the lesser of 3% of his or her Section 415 Compensation for such Plan Year or, in the event that the Company and Affiliated Companies maintain no Defined Benefit Plan which covers a Participant in this Plan, the percentage of Section 415 Compensation that equals the largest percentage of Participating Company contributions and forfeitures allocated to a Key Employee expressed as a percentage of Section 415 Compensation received by such Key Employee in that Plan Year (the “Minimum Allocation”).

The Minimum Allocation is determined without regard to any Social Security contribution. The Minimum Allocation applies even though under other Plan provisions the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because: (1) the non-Key Employee fails to make mandatory contributions to the Plan, (2) the non-Key Employee’s Compensation is less than a stated amount, or (3) the non-Key Employee fails to complete 1,000 Hours of Service in the Plan Year. For purposes of this Section, Deferrals for Participants who are not Key Employees shall not be taken into consideration as Participating Company contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Employer Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b) Limitation on Minimum Allocation

No Minimum Allocation shall be provided pursuant to subsection (a) to a Participant who is not employed by the Company or any Affiliated Company on the last day of the Plan Year.

(c) Minimum Allocation When Participant is Covered by Another Qualified Plan

(i) If the Company or any Affiliated Company maintains one or more other Defined Contribution Plans covering Employees who are Participants in this Plan, the Minimum Allocation shall be provided under this Plan, unless such other Defined Contribution Plans make explicit reference to this Plan and provide that the Minimum Allocation shall not be provided under this Plan, in which case the provisions of subsection (a) shall not apply to any Participant covered under such other Defined Contribution Plans.

(ii) If the Company or any Affiliated Company maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and such Defined Benefit Plan(s) provide that Employees who are participants therein shall accrue the minimum benefit applicable to top-heavy Defined Benefit Plans notwithstanding their participation in this Plan (making explicit reference to this Plan), then the provisions of subsection (a) shall not apply to any Participant covered under such Defined Benefit Plan(s).

(iii) If the Company or any Affiliated Company maintains one or more Defined Benefit Plans covering Employees who are Participants in this Plan, and the provisions of paragraph (ii) do not apply, then each Participant who is not a Key Employee and who is covered by such Defined Benefit Plan(s) shall receive a Minimum Allocation determined by applying the provisions of subsection (a) with the substitution of “5%” in each place that “3%” occurs therein.

(d) Nonforfeitability

The Participant’s Minimum Allocation required under this Section, to the extent required to be nonforfeitable under Section 416(b) of the Code and the special vesting schedule provided in Section 9.3, may not be forfeited under Sections 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions) of the Code.

9.3 Minimum Vesting

Vesting shall be at least as fast as provided in the vesting schedule set forth below, for any Plan Year in which Plan is a Top-Heavy Plan:

Completed Years of Service	Percentage
2	20%
3	40%
4	60%
5	80%
6 or more	100%

No decrease in a Participant’s vested percentage shall occur in the event the Plan’s status as a Top-Heavy Plan changes for any Plan Year.

Notwithstanding the above, this Section shall not apply to the Account balances of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan. Such Employee’s vested Account shall be determined without regard to this Section.

ARTICLE X

ADMINISTRATIVE PROCEDURES

10.1 Appointment of Committee Members

The Chief Executive Officer shall appoint an Administrative Committee consisting of one or more members, to hold office at the pleasure of the Chief Executive Officer. Members of the

Committee shall not be required to be Employees or Participants. Any member may resign by giving notice in writing, filed with the Chief Executive Officer. Notwithstanding the above, if any Committee member ceases to be an Employee while a member, such individual shall cease to be a Committee member upon such individual’s date of termination or retirement unless otherwise determined by the Chief Executive Officer.

10.2 Officers and Employees of the Committee

Unless designated by the Chief Executive Officer, the Committee shall designate a Chair and a Secretary. The Secretary may, but need not, be a member of the Committee. The Secretary shall keep a record of the Committee’s proceedings. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or appropriate.

10.3 Action of the Committee

Action of the Committee may be taken with or without a meeting of Committee members, provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the Committee’s members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question shall be determined by the Chief Executive Officer, or some person designated by the Chief Executive Officer.

10.4 Disqualification of Committee Member

A member of the Committee who is a Participant shall not vote on any question relating specifically to such member.

10.5 Expenses of the Committee

The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid from the Trust Fund, unless the Participating Companies in their discretion pay such expenses.

10.6 Bonding and Compensation

The members of the Committee shall serve without bond, except as may be required by ERISA, and without compensation for their services as Committee members.

10.7 General Powers and Duties of the Committee

The Committee shall have full power to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee shall be the administrator and the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee shall have the powers and authority granted by the terms of the Trust Agreement.

The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, shall perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries, and shall use the care, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

10.8 Specific Powers and Duties of the Committee

The Committee shall administer the Plan and have all powers necessary to accomplish that purpose, including the following:

(a) Resolving all questions relating to the eligibility of Employees to become Participants;

(b) Determining the amount of benefits payable to Participants or their Beneficiaries, and determining the time and manner in which such benefits are to be paid;

(c) Authorizing and directing all disbursements by the Trustee from the Trust Fund;

(d) Engaging any administrative, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan or the Trust Agreement;

(e) Construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents;

(f) Compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement;

(g) Determining the disposition and distribution of assets in the Trust Fund in the event the Plan is terminated;

(h) Reviewing the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under the Plan and the Trust Agreement as such administrative duties, responsibilities and obligations are set forth in the Trust Agreement; reporting to the Chief Executive Officer regarding such administrative performance of the Trustee; and recommending to the Chief Executive Officer, if necessary, the removal of the Trustee and the appointment of a successor Trustee;

(i) Utilizing one of the IRS approved self-correction programs outlined under the IRS’ Employee Plans Compliance Resolution System, or any other applicable methods upon the discovery of a failure in administering the Plan in accordance with the provisions contained herein, or any other relevant failure or defect; and

(j) Performing such other functions that are delegated to the Committee under the Trust Agreement.

10.9 Allocation of Fiduciary Responsibility

The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of the rights, powers, duties and responsibilities of the Committee with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee, and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

Whenever a person or organization (the “Delegating Party”) has the power and authority under the Plan or the Trust Agreement to delegate discretionary power and authority respecting the control, management, operation or administration of the Plan or any portion of the Trust Fund to another person or organization (the “Appointee”), the Delegating Party’s responsibility with respect to such delegation is limited to the selection of the Appointee and the periodic review of the Appointee’s performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the Appointee which is not proximately caused by the Delegating Party’s failure to properly select or supervise the Appointee, and in which breach the Delegating Party does not otherwise participate, will not be considered a breach by the Delegating Party.

10.10 Information to be Submitted to the Committee

To enable the Committee to perform its functions, the Participating Companies shall supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. In addition, the Committee shall make arrangements to obtain from other Affiliated Companies such records and other information with respect to each Employee as are necessary for the Committee to determine benefits hereunder.

10.11 Notices, Statements and Reports

The Committee shall comply with the reporting and disclosure requirements imposed by ERISA and the Code.

10.12 Claims Procedure

(a) Filing Claim for Benefits

If an individual (hereinafter referred to as the “Applicant,” which reference shall include where appropriate the authorized representative, if any, of the individual) does not receive the timely payment of the benefits which he or she believes he or she is entitled to receive under the Plan, he or she may make a claim for benefits in the manner hereinafter provided.

All claims for benefits under the Plan shall be made in writing and shall be signed by the Applicant. Claims shall be submitted to a representative designated by the Committee and hereinafter referred to as the “Claims Coordinator.” The Claims Coordinator may, but need not, be an Employee or a member of the Committee. If the Applicant does not furnish sufficient information with the claim for the Claims Coordinator to determine the validity of the claim, the Claims Coordinator shall indicate to the Applicant any additional information which is necessary for the Claims Coordinator to determine the validity of the claim.

Each claim hereunder shall be acted on and approved or disapproved by the Claims Coordinator within 90 days following the receipt by the Claims Coordinator of the information necessary to process the claim.

In the event the Claims Coordinator denies a claim for benefits in whole or in part, the Claims Coordinator shall notify the Applicant in writing of the denial of the claim and notify such Applicant of his or her right to a review of the Claims Coordinator’s decision by the Committee. Such notice by the Claims Coordinator shall also set forth, in a manner calculated to be understood by the Applicant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure as set forth in this Section.

If no action is taken by the Claims Coordinator on an Applicant’s claim within 90 days after receipt by the Claims Coordinator, such application will be deemed to be denied for purposes of the following appeals procedure.

(b) Appeals Procedure

Any Applicant whose claim for benefits is denied in whole or in part (such Applicant being hereinafter referred to as the “Claimant”) may appeal from such denial to the Committee for a review of the decision by the entire Committee. Such appeal must be made within three months after the denial provided above. An appeal must be submitted in writing within such period and must:

(i) Request a review by the entire Committee of the claim for benefits under the Plan;

(ii) Set forth all of the grounds upon which the Claimant’s request for review is based and any facts in support thereof; and

(iii) Set forth any issues or comments which the Claimant deems pertinent to the appeal.

The Committee shall regularly review appeals by Claimants. The Committee shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered by the Committee as soon as possible but not later than 120 days after the appeal is received by the Committee.

The Committee shall make a full and fair review of each appeal and any written materials submitted by the Claimant and/or the Participating Company in connection therewith. The Committee may require the Claimant and/or the Participating Company to submit such additional facts, documents or other evidence as the Committee in its discretion deems necessary or advisable in making its review. The Claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee, provided the Committee finds the requested documents or materials are pertinent to the appeal.

On the basis of its review, the Committee shall make an independent determination of the Claimant’s eligibility for benefits under the Plan. The decision of the Committee on any claim for benefits shall be final and conclusive upon all parties thereto.

In the event the Committee denies an appeal in whole or in part, the Committee shall give written notice of the decision to the Claimant, which notice shall set forth in a manner calculated to be understood by the Claimant the specific reasons for such denial and which shall make specific reference to the pertinent Plan provisions on which the Committee decision was based.

(c) Review of Quarterly Statement

If a Participant or Beneficiary believes the Quarterly Statement or any other statement he or she receives regarding his or her interest the Plan is incorrect, such Participant or Beneficiary may submit a written request for correction or verification of such Quarterly Statement to the Claims Coordinator, and the Claims Coordinator shall respond in writing to such request in the same manner as a claim for benefits by an Applicant. If the Participant or Beneficiary believes the Claims Coordinator’s response is incorrect, the Participant or Beneficiary may request in writing within 60 days of the response that the entire Committee review the statement, and the Committee shall follow the same procedure with respect to such request as provided above for a Claimant.

(d) If an error or omission is discovered in the Accounts of a Participant (other than as a result of a failure to follow a Participant’s applicable and permissible investment instructions), or in the amount distributed to a Participant, the Committee shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error or omission. In the case of a failure to follow a Participant’s last applicable and permissible investment instruction, a correction to comply with such instruction shall be made retroactively to the beginning of the quarter immediately preceding the quarter in which the Participant informs the Claims Coordinator in writing of the error. Further, a Participating Company may, in its discretion, make a special contribution to the Plan which shall be allocated by the Committee only to the Accounts of one or more Participants to correct an error or omission.

10.13 Service of Process

The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause the agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

10.14 Correction of Participants’ Accounts

If an error or omission is discovered in the Accounts of a Participant, or in the amount distributed to a Participant, the Committee shall make such equitable adjustments in the records of the Plan as may be necessary or appropriate to correct such error omission as of the Plan Year in which such error or omission is covered. Further, a Participating Company may, in its discretion, make a special contribution to the Plan which shall be allocated by the Committee only to the Accounts of one or more Participants to correct such error or omission.

10.15 Payment to Minors or Persons Under Legal Disability

If any benefit becomes payable to a minor or to a person under legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person in such other manner as the Committee determines is necessary to ensure that the payment will legally discharge the Plan’s obligation to such person.

10.16 Uniform Application of Rules and Policies

The Committee in exercising its discretion granted under any provisions of the Plan or the Trust Agreement shall do so in accordance with rules and policies established by it which shall be uniformly applicable to all Participants.

ARTICLE XI

INVESTMENT OF PLAN ASSETS

11.1 Trust Fund Investments

The investment and reinvestment of Plan assets held in the Trust Fund shall be governed by the terms of the Trust Agreement executed in connection with the Plan.

11.2 Loans to Participants

Upon application to the Committee on a form provided by the Committee, any Participant that is actively employed by a Participating Company may request a loan from his or her Accounts, the terms and conditions of which shall be determined pursuant to the provisions of this Section. If the Committee approves such application, the loan shall be made from the Participant’s Accounts in accordance with the order of priority established by the Committee, and shall be withdrawn from each investment fund in which an Account is invested in proportion to the current balance of the investment funds within such Account.

(a) Amount

The Committee shall not approve an application for a loan in an amount that, when added to the unpaid balance of all outstanding loans to the Participant from the Plan or any other Qualified Plan maintained by the Company or any Affiliated Company, exceeds the lesser of:

(i) $50,000, less the amount by which such aggregate balance has been reduced through repayments during the period of 12 months ending on the day before the new loan is made; or

(ii) One-half of the Participant’s vested interest in his or her Accounts.

(b) Security

Each loan shall be adequately secured.

(c) Interest Rate

The loan interest rate shall be reasonable, comparable to the rates charged on similar commercial loans by persons in the business of lending money for loans made under similar circumstances.

(d) Repayment

Each loan shall provide for substantially level amortization (with payments not less frequently than quarterly) over a period not to exceed five years. No penalty shall be imposed for prepayment of the loan.

(e) Default on Loan

A loan shall be in default if a scheduled payment is delinquent. If the default is not cured within a cure period set by the Committee, the Participant’s Account shall be reduced by the unpaid balance of the loan at such time as the Participant is entitled to a distribution pursuant to Section 8.1 (other than a hardship withdrawal).

(f) Rules

The Committee shall adopt and follow loan procedures which shall be uniformly applicable to all Participants to administer this Section. Such procedures shall include provisions necessary to assure that loans are made available to all Participants on a reasonably equivalent basis and that loans are not made available to a Participant who is a member of the Committee, a highly compensated Employee, or an officer or shareholder of a Participating Company in an amount greater (as a percentage of the value of his or her vested interest in his or her Accounts) than the amount available to other Participants. The Committee may adopt loan procedures which provide for more restrictive terms and conditions for Participant loans than provided in this Article XI.

ARTICLE XII

TERMINATION, PARTIAL TERMINATION AND

COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

12.1 Continuance of Plan

The Participating Companies expect to continue this Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the

Company, by action of the Board, through adoption of a resolution in accordance with the Company’s bylaws to terminate the Plan or to reduce, suspend or completely discontinue contributions thereto at any time. Any failure by the Company to contribute to the Trust in any year when no contribution is required under this Plan shall not of itself be a discontinuance of contributions under this Plan. In addition, subject to Section 12.4, any Participating Company at any time may discontinue its participation in the Plan with respect to its Employees.

12.2 Complete Vesting

If the Plan is terminated, or if there is a complete discontinuance of contributions under the Plan by the Participating Companies, the amounts allocated or to be allocated to the Matching Contribution Accounts of all affected Participants shall become 100% vested and nonforfeitable without regard to their Years of Service.

In the event of a partial termination of the Plan, the amounts allocable to the Matching Contribution Accounts of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination shall become 100% vested and nonforfeitable without regard to their Years of Service.

12.3 Disposition of the Trust Fund

If the Plan is terminated, or if there is complete discontinuance of contributions to the Plan, the Committee shall instruct the Trustee either: (a) to continue to administer the Plan and pay benefits in accordance with the Plan until the Trust Fund has been depleted, or (b) to liquidate the assets remaining in the Trust Fund. If the Trust Fund is liquidated, the Committee shall make, after deducting estimated expenses for liquidation and distribution, the allocations required under the Plan as though the date of completion of liquidation were a Valuation Date. The Trustee shall distribute to each Participant the amount credited to his or her Account as of the date of completion of the liquidation.

12.4 Withdrawal by Participating Company

A Participating Company may withdraw from participation in the Plan or completely discontinue contributions to the Plan only with the approval of the Board. If any Participating Company withdraws from the Plan or completely discontinues contributions to the Plan, a copy of the resolutions of the Board of Directors of such Participating Company adopting such action, certified by the secretary of such Board of Directors and reflecting approval by the Board, shall be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee shall communicate such action to the Trustee and to the Employees of the Participating Company.

ARTICLE XIII

AMENDMENT OR TERMINATION OF THE PLAN

13.1 Right of Company to Amend Plan

The Company reserves the right to amend the Plan in the manner set forth in Section 13.2 at any time and from time to time to the extent it may deem advisable or appropriate, provided, however, that:

(a) No amendment shall increase the duties or liabilities of the Trustee or the Committee without their respective written consent;

(b) No amendment shall contravene the provisions of Section 14.1;

(c) No amendment shall have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his or her Accounts nor shall the vesting provisions of the Plan be amended unless each Participant with at least three (3) Years of Service is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of: the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment; and

(d) No amendment shall be effective to the extent that it has the effect of decreasing a Participant’s Account balances.

13.2 Amendment Procedure

Any amendment to the Plan shall be made by adoption of same pursuant to resolutions of the Board adopted in accordance with the Company’s bylaws. A certified copy of the resolutions adopting any amendment and a copy of the adopted amendment as executed by the individual authorized by the resolutions on behalf of the Company shall be delivered to the Committee and to the Trustee. Upon such action by the Board, the Plan shall be deemed amended as of the date specified as the effective date by such Board action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such Board action.

The Board may delegate to an officer of the Company by written resolution the power to amend the Plan by such officer’s execution of a written amendment.

13.3 Effect on Other Participating Companies

Unless an amendment expressly provides otherwise, all Participating Companies shall be bound by any amendment adopted pursuant to this Article XIII.

13.4 Company Not Liable for Benefits

No member of the Affiliated Group shall be liable for the payments of any benefits under this Plan and all benefits hereunder shall be payable solely from the assets of the Trust except as otherwise required by ERISA.

ARTICLE XIV

MISCELLANEOUS

14.1 Reversion Prohibited

(a) General Rule

Except as provided in subsections (b) and (c), it shall be impossible for any part of the Trust Fund either: (1) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (2) to revert to the Company or any Affiliated Company.

(b) Disallowed Contributions

Each contribution of the Participating Companies under the Plan is expressly conditioned upon the deductibility of the contribution under Section 404 of the Code. If all or part of a Participating Company’s contribution is disallowed as a deduction under the Code, and the contribution of the disallowed amount was due to a good faith mistake in determining the deductibility of the contribution, then such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned to the Participating Company with respect to which the deduction was disallowed within one year after the disallowance upon the adoption of appropriate resolutions by the Board of Directors of the Participating Company.

(c) Mistaken Contributions

If a contribution is made by a Participating Company by reason of a mistake of fact which was made in good faith, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned to such Participating Company within one year after the mistaken contribution was made upon the adoption of appropriate resolutions by the Board of Directors of the Participating Company.

14.2 Bonding, Insurance and Indemnity

(a) Bonding

To the extent required under the ERISA or any other applicable federal or state law of similar import, the Participating Companies shall obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

(b) Insurance

The Participating Companies, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of Directors of each Participating Company and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys, fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

(c) Indemnity

To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Board of Directors and each member thereof, the Committee and each member thereof, and any Employee to whom any duties respecting the Plan are delegated, against any and all expenses, liabilities, and claims, including legal fees to defend against such liabilities and claims (as and when such expenses, liabilities, claims and fees are incurred), arising out of their discharge in good faith of responsibilities under or incident to the Plan, excepting only expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of expenses or fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

14.3 Merger, Consolidation or Transfer of Assets

There shall be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit, they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

Effective August 3, 2006, the Polacheck Property Management Corp. 401(k) Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective April 1, 2007, the Trammell Crow Company Retirement Savings Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective December 31, 2007, the CB Richard Ellis Hawaii, Inc. 401(k) Retirement Savings Plan (001) merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective July 15, 2008, the CB Richard Ellis 401(k) and Profit Sharing Plan merged into the Plan, with the plan assets transferred as soon as administratively convenient thereafter. Effective January 1, 2013, the CBRE Clarion Real Estate Securities, LLC 401(k) Profit Sharing Plan will merge into the Plan, with the plan assets transferred as soon as administratively convenient thereafter.

The provisions of the Plan shall apply retroactively to the Polacheck Property Management Corp. 401(k) Plan, the Trammell Crow Company Retirement Savings Plan, the CB Richard Ellis Hawaii, Inc. 401(k) Retirement Savings Plan (001), the CB Richard Ellis 401(k) and Profit Sharing Plan, and the CBRE Clarion Real Estate Securities, LLC 401(k) Profit Sharing Plan, to the extent necessary for tax qualification.

14.4 Spendthrift Clause

The rights of any Participant or Beneficiary to and in any benefits under the Plan shall not be subject to assignment or alienation, and no Participant or Beneficiary shall have the power to assign, transfer or dispose of such rights, nor shall any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. Notwithstanding the foregoing,

(a) All or a portion of a Participant’s vested interest in his or her Accounts may be payable to an Alternate Payee pursuant to the terms of a QDRO, and

(b) A portion of a Participant’s vested interest in his or her Accounts may be pledged as security for repayment of a loan pursuant to Section 11.2(b).

14.5 Rights of Participants

Participation in the Plan shall not give any Participant the right to be retained in the employ of the Company or any Affiliated Company or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

14.6 Gender, Tense and Headings

Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

14.7 Governing Law

The Plan shall be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of California.

14.8 Qualified Military Service

Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided to the extent required by Sections 401(a)(37) and 414(u) of the Code. Thus,

(a) to the extent required by Section 401(a)(37) of the Code, if a Participant dies while performing qualified military service, the survivors of the Participant shall be entitled to any additional benefits provided under the Plan had the Participant resumed and then terminated employment on account of death (such as additional vesting).

(b) Participants may make the additional salary deferrals permitted by Code §414(u)(2) after reemployment,

(c) the break in service limitations of Section 414(u)(8) of the Code shall apply,

(d) the provisions of Section 414(u)(9) of the Code (relating to benefit accrual of a Participant who dies while performing qualified military service) shall not apply,

(e) to the extent required by Section 414(u)(12) of the Code, an individual receiving a differential wage payment from a Participating Employer shall be treated as an Employee of the Participating Employer making the payment, and the differential wage payment shall be treated as Compensation, and

(f) to the extent required by Section 414(u)(12) of the Code, an individual shall be treated as having been severed from employment during any period the individual is performing services described in Section 3401(h)(2) of the Code, and, if the individual elects to receive a distribution by reason of this sentence, the individual may not make an elective deferral during the 6-month period beginning on the date of the distribution.

In addition, Participant loan repayments shall be suspended under the Plan as permitted by Section 414(u)(4) of the Code.

ARTICLE XV

CBRE GROUP, INC. STOCK FUND

15.1 The CBRE Stock Fund

This Article XV describes the operation of the CBRE Stock Fund. The CBRE Stock Fund will consist of shares of CBRE Stock and a small cash reserve, normally not more than 3% of the value of the CBRE Stock Fund. The Trustee will purchase shares of CBRE Stock required for the Plan, or cause such shares to be purchased, in the open market or by private purchase, including purchase from CBRE Group, Inc., the Company, or an Affiliated Company. Any such purchase from CBRE Group, Inc., the Company or an Affiliated Company will be at the value of CBRE Stock on the date of purchase or any more favorable price that may be made available to the Trustee from time to time. Stock dividends and other distributions received in cash with respect to CBRE Stock held in the CBRE Stock Fund will be reinvested in the CBRE Stock Fund. Dividends and other distributions received in the form of CBRE Stock with respect to shares held in the CBRE Stock Fund will be held in the CBRE Stock Fund.

15.2 Allocations to Participants’ Accounts

A Participant can direct in accordance with the procedures set forth Section 5.7 that up to 25 percent of the contributions allocated to the Participant’s Account be invested initially in the CBRE Stock Fund. A Participant can also direct in accordance with the procedures set forth Section 5.7 that assets allocated to the Participant’s Account that are invested in other investment funds be reinvested in the CBRE Stock Fund; provided however that any direction to reinvest assets in the CBRE Stock Fund will not be effective if it would result in the percentage of the assets allocated to the CBRE Stock Fund exceeding 25 percent of the assets allocated to the Participant’s Accounts. There shall be no limitation on the Participant’s ability to direct the reinvestment of any amounts in his or her Accounts invested in the CBRE Stock Fund in other investment funds offered under the Plan.

The provisions of ERISA Section 404(c)(1)(B) will apply to a Participant’s election to acquire or dispose of interests in the CBRE Stock Fund. The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of CBRE Stock, and the exercise of voting, tender and similar rights with respect to CBRE Stock by a Participant or his or her Beneficiary. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws.

Notwithstanding any other provision of the Plan, in no event shall any Participant’s Account have more than 25 percent of the assets allocated to such Participant’s Account invested in the CBRE Stock Fund as of the last business day of any Plan Year. If on the last business day of any Plan Year, a Participant has more than 25 percent of the assets allocated to such Participant’s Account invested in the CBRE Stock Fund, the Trustee will redirect the investment of that portion of the Participant’s Account in excess of such 25 percent limitation from the CBRE Stock Fund to the Plan’s default fund, as designated by the Committee, in its sole discretion.

15.3 Plan Distributions

If a Participant who is entitled to receive a distribution, withdrawal or loan from the Plan has a portion of this Account balance invested in the CBRE Stock Fund, the Trustee will liquidate the Participant’s interest in the CBRE Stock Fund and distribute or loan such amount in cash. A Participant cannot elect to receive a distribution or loan of CBRE Stock rather than cash. Any such distribution or loan shall be deemed to be made pro rata from the investment funds in the Participant’s Account from which the distribution or loan is made, including the CBRE Stock Fund, on the basis of the value of such investments as of the date of such distribution or loan.

15.4 Voting Rights and Tender Offers

Within a reasonable time before each annual or special meeting of shareholders of CBRE Stock, there shall be sent to each Participant who has an investment in the CBRE Stock Fund a copy of the proxy solicitation material for the meeting, together with a form requesting instructions for the Trustee on how to vote CBRE Stock represented by units credited to such Participant’s Accounts. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. The Trustee shall maintain the instructions of each Participant in confidence. The Trustee shall vote CBRE Stock for which it does not receive voting instructions, including any unallocated CBRE Stock, in the same proportion as the Trustee votes CBRE Stock for which it does receive timely instructions; provided, however, that the Trustee shall in all events exercise voting obligations consistent with the Trustee’s fiduciary duties under ERISA.

Each Participant shall be given the opportunity, to the extent that any portion of his or her Accounts are invested in the CBRE Stock Fund, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to CBRE Stock represented by units credited to such Participant’s Accounts. The Trustee shall respond in accordance with the instructions so received. The Trustee shall not divulge to the Company or any Affiliated Company the instructions of any Participant. The Committee shall utilize its best efforts to timely distribute or cause to be distributed to each Participant information as will be distributed to shareholders of such CBRE Group, Inc. in connection with any such tender or exchange offer, together with a form addressed to the Trustee requesting confidential instructions on whether or not CBRE Stock will be tendered or exchanged. If the Trustee shall not receive timely direction from a Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any CBRE Stock represented by units credited to such Participant’s Accounts with respect to which such Participant has the right of direction.

Executed this 28th day of December, 2011.

CBRE SERVICES, INC.

By:	/s/ BRETT WHITE
Brett White, Chief Executive Officer